UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2014
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Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)
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Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)
(973) 617-3500
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE
On September 16, 2014, Toys “R” Us, Inc. (the “Company”) provided unaudited condensed consolidated financial information for its wholly-owned subsidiary Toys “R” Us-Delaware, Inc. (“Toys-Delaware”) (the “Toys-Delaware Unaudited Condensed Consolidated Financial Statements”) as required under certain credit agreements and indentures. The information provided includes:

•	Condensed Consolidated Balance Sheets as of August 2, 2014, February 1, 2014 and August 3, 2013;

•	Condensed Consolidated Statements of Operations for the thirteen and twenty-six weeks ended August 2, 2014 and August 3, 2013;

•	Condensed Consolidated Statements of Comprehensive Loss for the thirteen and twenty-six weeks ended August 2, 2014 and August 3, 2013;

•	Condensed Consolidated Statements of Cash Flows for the twenty-six weeks ended August 2, 2014 and August 3, 2013;

•	Condensed Consolidated Statements of Stockholder’s (Deficit) Equity for the twenty-six weeks ended August 2, 2014 and August 3, 2013;

•	Notes to the Condensed Consolidated Financial Statements; and

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations.
A copy of the Toys-Delaware information described above is attached as Exhibit 99.1 to this report and is incorporated herein by reference into this Item 7.01.

ITEM 8.01	OTHER EVENTS
In connection with our “TRU Transformation” strategy to position the Company for long-term profitable growth, we expect to realize annualized cost savings of approximately $150 million to $200 million by the end of fiscal 2016. These estimates are preliminary and the actual amounts and the timing of the expected savings may change materially based on, among other factors, significant economic, competitive and other uncertainties, some of which are beyond our control.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Toys-Delaware Unaudited Condensed Consolidated Financial Statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: September 16, 2014	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Executive Vice President - Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Toys-Delaware Unaudited Condensed Consolidated Financial Statements and related Management’s Discussion and Analysis of Financial Conditions and Results of Operations.